EXHIBIT 10.29.1


                ADDENDUM TO DOMESTIC DISTRIBUTION AGENT AGREEMENT

         This Addendum To Domestic Distribution Agent Agreement ("Addendum") is made this 9th day of February, 2004, between TELEDIGITAL, INC., a Delaware corporation, 1325 East 79th Street, Suite 6, Bloomington, Minnesota 55425 ("Teledigital") and CELLNET COMMUNICATIONS, INC., a Michigan corporation, 31075 John R Road, Madison Heights, Michigan 48071 ("Cellnet").

                                   BACKGROUND

A. Teledigital and Cellnet entered into a Domestic Distribution Agent Agreement ("Agent Agreement") on July 9, 2003.

B. Under the Agent Agreement, Cellnet is authorized to provide its customers (including distributors) cellular telephones that are pre-programmed with Teledigital's software, and pin numbers, which authorize the cell phone user to activate such cell phones (or to add pre-paid minutes to the cell phone).

C. Teledigital and Cellnet wish to amend the Agent Agreement by this Addendum to provide that Cellnet will provide certain "back office operations" and cellular telephone airtime to facilitate the pre-paid cellular program, and to make certain other modifications to the Agent Agreement.

D. Teledigital has appointed a number of distributors ("Distributors"), including Cellnet, who are authorized to resell pre-paid cellular telephones and pin numbers that incorporate Teledigital's pre-paid software. Those Distributors may resell such pre-paid cellular services to other subdistributors (who then resell to retailers), to retailers (who then resell to the End User); or directly to End Users. As used in this Addendum, the actual user of the cell phone (whether he or she purchases it through a retailer, a subdistributor, or a distributor) is referred to as the "End User."

         NOW, THEREFORE, in consideration of the above premises and the mutual promises set forth below, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. TELEDIGITAL'S SOFTWARE SERVICES. Cellnet hereby appoints Teledigital as its exclusive provider of pre-paid cellular software. Teledigital shall ensure that all cellular telephones that are programmed with its pre-paid software will automatically activate through Atlas Administration, which will route such airtime through Cellnet.

2. CELLNET'S FACILITATION SERVICES. Teledigital hereby appoints Cellnet as the exclusive provider of cellular telephone airtime that is used by End Users except when:
         o Cellnet has not established a market within 90 days of Teledigital requesting that particular market be opened or is unable to supply an adequate quantity of phone numbers to support Teledigital's Distribution requirements.

         In addition to providing airtime, Cellnet shall also manage an inventory of telephone numbers (i.e., it shall maintain a number of telephone numbers in inventory, assign those numbers to cellular handsets which are programmed with Teledigital's pre-paid software, etc.), and shall manage activations, de-activations, rate changes, etc. of cellular handsets that are programmed with Tele Digital's pre-paid software.

         Finally, Cellnet shall provide Customer Service to other Teledigital Distributors (but not to subdistributors, retailers, or End Users). As used in this Addendum, "Customer Service" shall mean: phone calls, voice mails, or emails from the Distributor as it relates to functions that the Distributor cannot facilitate on their own. This may include resetting a calling feature or voice mail, fixing a pin problem, rebirthing a phone, generating custom pins, changing rate plans, initializing pins, and reading airtime over the air.

3. COMPENSATION TO CELLNET. Cellnet's sole compensation for providing the airtime and the facilitation services described above, shall be the amount that Cellnet collects from Teledigital's Distributors for Airtime Related Charges (which includes the Monthly Access Pin fee), less the amount Cellnet must pay to its airtime suppliers and less the pin/software fees due to Teledigital. "Air Time Related Charges" means any charges that are related to the End User's use of the cellular telephone including, without limitation, airtime charges, text message charges, roaming fees, caller I.D. fees, taxes, etc. Cellnet acknowledges and agrees that it shall be solely responsible for collecting payments from Distributors for Airtime Related Charges, and shall be solely responsible for paying Cellnet's suppliers of such airtime.

4. PIN/SOFTWARE LICENSING FEES. Cellnet shall pay Teledigital software license fees (pin number fees) as indicated on Schedule A. These fees are payable weekly for the prior week's activations. There will be no fee paid to Teledigital for each handset's first month of activation (Start Up pin).

5. RESALE PRICING. The parties acknowledge and agree that Cellnet may set prices to Distributors for Airtime Related Charges, pre-paid handsets, and pin numbers, in Cellnet's sole discretion.

6. TERM. The term of the Agent Agreement is hereby extended to the second annual anniversary after the date of this Addendum. Either party may terminate this agreement for any reason upon ninety (90) days written notice to the other. Upon termination of this agreement Teledigital has the right to continue to provide Teledigital software to its Distribution network and Cellnet retains the ownership of the cellular phone numbers.

7. CONFLICTS; NO OTHER MODIFICATIONS. In the event of any conflict between the terms of this Addendum and the terms of the Agent Agreement, the terns of this Addendum shall govern. Except as expressly modified by this Addendum, the Agent Agreement shall continue in full force and effect.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have signed this Addendum as of the date written above.

                                      TELEDIGITAL, INC.,
                                      a Delaware corporation

                                      By:  /s/ Richard L. Barnaby
                                          --------------------------------------
                                           Richard L. Barnaby, President and CEO



                                      CELLNET COMMUNICATIONS, INC.,
                                      a Michigan corporation

                                      By:  /s/ Rick Goldsmith
                                          --------------------------------------
                                           Rick Goldsmith, President























                                       3